EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of U.S. Bancorp of our reports dated February 23, 2017, with respect to the consolidated financial statements of U.S. Bancorp and the effectiveness of internal control over financial reporting of U.S. Bancorp, included in the 2016 Annual Report to Shareholders of U.S. Bancorp.

We consent to the incorporation by reference in the following Registration Statements:

Form	Registration Statement No.	Purpose

S-3	333-195373	Shelf Registration Statement

S-8	333-74036	U.S. Bancorp 2001 Stock Incentive Plan

S-8	333-100671	U.S. Bancorp 401(k) Savings Plan

S-8	333-142194	Various benefit plans of U.S. Bancorp

S-8	333-166193	Various benefit plans of U.S. Bancorp

S-8	333-189506	Various benefit plans of U.S. Bancorp

S-8	333-195375	Various benefit plans of U.S. Bancorp

S-8	333-203620	U.S. Bancorp 2015 Stock Incentive Plan

of our reports dated February 23, 2017, with respect to the consolidated financial statements of U.S. Bancorp and the effectiveness of internal control over financial reporting of U.S. Bancorp, included in the 2016 Annual Report to Shareholders of U.S. Bancorp, which is incorporated by reference in this Annual Report (Form 10-K) of U.S. Bancorp for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

February 23, 2017